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                                                                   EXHIBIT 99.7

                                                               February 2, 1996

Calgene II, Inc.
1920 Fifth Street
Davis, California

Gentlemen:

  I hereby consent to the use of my name as a director-nominee in the section entitled "CALGENE II, INC.--Directors and Executive Officers" of the Proxy Statement/Prospectus which is a part of the Registration Statement on Form S-4 for the registration of shares of Common Stock of Calgene II, Inc., and any pre-effective or post-effective amendments thereto.

                                          Sincerely,

                                                  /s/ Carl V. Stinnett
                                          _____________________________________
                                                    CARL V. STINNETT